UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2025

SCHOLASTIC CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-19860	13-3385513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

557 Broadway
New York, New York	10012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 343-6100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SCHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Sale Leaseback of 555-557 Broadway, New York, New York

On December 1, 2025, Scholastic 557 Broadway, L.L.C. (“Scholastic SoHo”) entered into a Contract of Purchase and Sale (the “SoHo Purchase Agreement”) with ESRT 555-557 Broadway, L.L.C. (“ESRT”), an affiliate of Empire State Realty Trust, Inc., pursuant to which Scholastic SoHo agreed to sell the real property and building thereon (the “SoHo Building”) located at 555-557 Broadway, New York, New York 10012 (the “SoHo Property”) to ESRT for a purchase price of $386,000,000 (the “SoHo Sale-Leaseback Transaction”). Upon execution of the SoHo Purchase Agreement, ESRT paid a deposit of $38,600,000 into escrow which shall be held in accordance with the SoHo Purchase Agreement. The closing of the SoHo Sale-Leaseback Transaction is scheduled to occur on December 16, 2025, subject to ESRT’s one-time right to adjourn the closing to December 18, 2025. Closing is conditioned on, among other things, Scholastic SoHo’s delivery of customary sale deliverables, including tenant and general contractor estoppels. The SoHo Sale-Leaseback Transaction is not conditioned upon ESRT obtaining any form of financing. The SoHo Purchase Agreement contains customary representations, warranties and covenants. Scholastic Inc. (“Scholastic”) agreed to guarantee Scholastic SoHo’s post-closing indemnity obligations under the SoHo Purchase Agreement.

Pursuant to the terms of the SoHo Purchase Agreement, upon the closing of the SoHo Sale-Leaseback Transaction, Scholastic and ESRT will enter into a lease agreement (the “SoHo Lease”), pursuant to which ESRT will lease floors six through twelve of the SoHo Building to Scholastic for an initial term of fifteen (15) years, with two (2) renewal options of ten (10) years each, and license storage space in the basement and sub-basement of the SoHo Building. The total Fixed Rent (as defined in the lease agreement) is $333,059,306.47 in the aggregate for the initial lease term. Scholastic will also be responsible for the payment of a proportionate share of increases in operating expenses, property taxes, and insurance for the SoHo Property. Pursuant to the terms of the SoHo Lease, Scholastic will have a right of first offer to lease additional premises in the SoHo Building, as well as a right of first offer to purchase the SoHo Property should ESRT intend to sell the SoHo Property to a third party.

The foregoing is a summary of the material terms of the SoHo Purchase Agreement and SoHo Lease and is qualified entirely by reference to the full text of the SoHo Purchase Agreement and SoHo Lease, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.

Sale Leaseback of Jefferson City, Missouri Warehouse Sites

On December 1, 2025, Scholastic entered into a Contract of Purchase and Sale (the “Jefferson City Purchase Agreement”) with FNLR Fortuna Major LLC (“FNLR”), an affiliate of Fortress Investment Group LLC, pursuant to which Scholastic agreed to sell certain real property and improvements located at 6336 Algoa Road, Jefferson City, Missouri (the “Algoa Road Property”), 2931 East McCarty Street, Jefferson City, Missouri (the “East McCarty Street Property”) and 3030 Robinson Road, Jefferson City, Missouri (the “Robinson Road Property,” and, together with the Algoa Road Property and the East McCarty Street Property, collectively, the “Jefferson City Property”) to FNLR for a total purchase price of $94,970,000 (the “Jefferson City Sale-Leaseback Transaction”). Upon execution of the Jefferson City Purchase Agreement, FNLR paid a deposit of $1,890,000 into escrow which shall be held in accordance with the Jefferson City Purchase Agreement. The closing of the Jefferson City Sale-Leaseback Transaction is scheduled to occur on or before December 31, 2025, and is conditioned on, among other things, FNLR’s satisfaction with title to the Jefferson City Property following its completion of title and survey diligence, and Scholastic’s delivery of customary sale closing deliverables. The Jefferson City Sale-Leaseback Transaction is not conditioned upon FNLR obtaining any form of financing. The Jefferson City Purchase Agreement contains customary representations, warranties and covenants.

Pursuant to the terms of the Jefferson City Purchase Agreement, upon the closing of the Jefferson City Sale-Leaseback Transaction, Scholastic and FNLR will enter into a lease (the “Jefferson City Lease”), pursuant to which FNLR will lease the entirety of the Jefferson City Property to Scholastic for an initial term of twenty (20) years, with two (2) renewal options of ten (10) years each. The total annual base rent under the Jefferson City Lease will be approximately $6,886,000 for the initial year of the Jefferson City Lease and will be adjusted on each anniversary of the effective date of the Jefferson City Lease by the annual change in CPI subject to a 4% cap and 1% collar. The Jefferson City Lease is a triple net lease, pursuant to which all costs, expenses, and obligations relating to the Jefferson City Property, including repair and maintenance charges, utility charges, real estate taxes or other taxes that may be imposed that relate to the Jefferson City Property, shall be paid by Scholastic. In addition, the Jefferson City Lease contains other customary terms and provisions generally contained within leases of this type. Pursuant to the terms of the Jefferson City Lease, Scholastic will have a right of first offer to purchase the Jefferson City Property should FNLR intend to sell the Jefferson City Property to a third party.

Pursuant to the terms of the Jefferson City Lease, following the closing of the Jefferson City Sale-Leaseback Transaction, Scholastic and FNLR will cooperate to cause the Robinson Road Property to be legally subdivided into two (2) parcels, such that one parcel contains the existing Scholastic warehouse and will continue to be leased pursuant to the Jefferson City Lease, and the other parcel contains approximately 22.7 acres of land with no significant buildings or improvements and will be transferred to Scholastic or an affiliate thereof.

The foregoing is a summary of the material terms of the Jefferson City Purchase Agreement and Jefferson City Lease and is qualified entirely by reference to the full text of the Jefferson City Purchase Agreement and Jefferson City Lease, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.3 and Exhibit 10.4, respectively.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above is incorporated into this Item by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Contract of Purchase and Sale dated as of December 1, 2025, by and between Scholastic 557 Broadway, L.L.C. and ESRT 555-557 Broadway, L.L.C.

10.2*	Form of Lease Agreement to be entered into by and between Scholastic 557 Broadway, L.L.C. and ESRT 555-557 Broadway, L.L.C.

10.3*	Contract of Purchase and Sale Agreement dated as of December 1, 2025, by and between Scholastic Inc. and FNLR Fortuna Major LLC.

10.4*	Form of Lease Agreement to be entered into by and between Scholastic Inc. and FNLR Fortuna Major LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Exhibits and/or schedules have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: December 5, 2025	By:	/s/ Chris Lick
Chris Lick Executive Vice President, General Counsel and Secretary